EXHIBIT 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Thirty-Second Supplemental Indenture
Dated as of July 1, 2021

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

THIRTY-SECOND SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the 1st day of July, 2021, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah Street, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 400 South Hope Street, Suite 500, Los Angeles, California 90071 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Thirty-Second Supplemental Indenture”) being supplemental thereto.

    WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Thirty-Second Supplemental Indenture is to be recorded; and
    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and
    WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of
First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009
Twenty-Fourth	May 1, 2011
Twenty-Fifth	January 1, 2012
Twenty-Sixth	June 1, 2013
Twenty-Seventh	March 1, 2014
Twenty-Eighth	June 1, 2015
Twenty-Ninth	July 1, 2018
Thirtieth	March 1, 2019
Thirty-First	April 1, 2020

and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	29,000,000
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	0
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	155,000,000
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	Series 1994-1 Bonds	various	216,470,000	166,450,000
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	0
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	0
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	0
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	0
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	0
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	450,000,000
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	300,000,000
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	425,000,000
Forty-Third	3.35% Series due 2025	7/1/25	250,000,000	250,000,000
Forty-Fourth	4.125% Series due 2049	1/15/49	600,000,000	600,000,000

Forty-Fifth	3.500% Series due 2029	6/15/29	400,000,000	400,000,000
Forty-Sixth	4.150% Series due 2050	2/15/50	600,000,000	600,000,000
Forty-Seventh	2.70% Series due 2030	9/15/30	400,000,000	400,000,000
Forty-Eighth	3.30% Series due 2051	3/15/51	600,000,000	600,000,000
______________________________

1 Amount outstanding as of July 1, 2021.

and
    WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and
    WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and
    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and
    WHEREAS, the execution and delivery by the Company of this Thirty-Second Supplemental Indenture, and the terms of the bonds of the Forty-Ninth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;
    Now, Therefore, This Indenture Witnesseth:
    That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto;

all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
    IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;
    PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Thirty-Second Supplemental Indenture being supplemental to the Mortgage;
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-Ninth Series of Bonds

    SECTION 1.01. There shall be a series of bonds designated “2.90% Series due 2052” (herein sometimes referred to as the Forty-Ninth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
    (I) Bonds of the Forty-Ninth Series shall mature on June 15, 2052 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
    The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Forty-Ninth Series and to provide for exchangeability of such coupon bonds with the bonds of the Forty-Ninth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
    Bonds of the Forty-Ninth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Forty-Ninth Series, for issuances of additional bonds of the Forty-Ninth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
    (II) Bonds of the Forty-Ninth Series shall bear interest at the rate of  two and nine tenths per centum (2.90%) per annum payable semi-annually in arrears on December 15 and June 15 of each year (each, an “Interest Payment Date”). Bonds of the Forty-Ninth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

The initial Interest Payment Date is December 15, 2021. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Forty-Ninth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
    Interest payable on any bond of the Forty-Ninth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Forty-Ninth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Forty-Ninth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
    “Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
    Any interest on any bond of the Forty-Ninth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)	The Company may elect to make payment of any Defaulted Interest on the bonds of the Forty-Ninth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Forty-Ninth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Forty-Ninth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Forty-Ninth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).
(ii)	The Company may make payment of any Defaulted Interest on the bonds of the Forty-Ninth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.
    Subject to the foregoing provisions of this Section, each bond of the Forty-Ninth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

    (III) The principal of and interest and premium, if any, on each bond of the Forty-Ninth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
    (IV) Bonds of the Forty-Ninth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Forty-Ninth Series shall be redeemable in whole at any time or in part from time to time prior to maturity at the option of the Company. Prior to December 15, 2051 (the “par call date”), the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of the Forty-Ninth Series matured on the par call date (not including any portion of interest accrued as of the redemption date) discounted to but not including the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, as determined by an Independent Investment Banker.
At any time on or after the par call date, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed.
The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Forty-Ninth Series, the bonds of the Forty-Ninth Series to be redeemed shall be selected by lot; provided, that if the bonds of the Forty-Ninth Series are in book-entry only form, interests in such bonds shall be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.
    “Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
    “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Forty-Ninth Series to be redeemed (that would be due if the bonds of the Forty-Ninth Series matured on the par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).
    “Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
    “Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
    “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).
    “Treasury Rate” means, as of a given redemption date, the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for the applicable redemption date.
    (V) Each bond of the Forty-Ninth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
    (VI) At the option of the registered owner, any bonds of the Forty-Ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

(VII) Bonds of the Forty-Ninth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Forty-Ninth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Forty-Ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-Ninth Series.
    (VIII) After the execution and delivery of this Thirty-Second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Thirty-Second Supplemental Indenture, it is contemplated that there shall be issued bonds of the Forty-Ninth Series in an initial aggregate principal amount of One Billion Dollars (U.S. $1,000,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

    SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Forty-Ninth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:
“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

    SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Forty-Ninth Series or any subsequent series shall be determined only under the laws of the State of New York.
    SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Thirty-Second Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Thirty-Second Supplemental Indenture shall, for purposes of such Article, have the meanings specified in Article I of this Thirty-Second Supplemental Indenture.
    SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:
    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Thirty-Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-Second Supplemental Indenture.
    SECTION 3.04. Whenever in this Thirty-Second Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 3.05. Nothing in this Thirty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.
    SECTION 3.06. This Thirty-Second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Conser Road Substation
Internal Parcel No: ORLN-0512
County and State: Linn County, State of Oregon
County Assessor number: 10S03W29, parcel 108

Legal Description:

Real Property situated in Donation Land Claim No. 46 and Donation Land Claim No. 58, also being within the southeast one-quarter of Section 20, Township 10 South, Range 3 West, Willamette Meridian, Linn County, Oregon being a portion of that property conveyed in Volume 379, Page 278, Linn County Deed Records, more particularly described as follows:

Commencing at a 3-1/4" brass disk marking the southeast corner of the George Miller Sr DLC 58; thence North 75°38'03" West along the centerline of Conser Road (County Road 34) a distance of 386.98 feet to a point that is South 75°38'03" East 27.62 feet, also being 27.00 feet southeasterly of, when measured at right angles to, the northwesterly line of said property conveyed in Volume 379, Page 278, Linn County Deed Records; thence South 26°29'18" West parallel with said northwesterly line a distance of 30.68 feet to a 5/8" iron rod on the southerly right-of-way line of Conser Road (County Road 34) being 60 feet wide, also marking the Point of Beginning;

thence continuing South 26°29'18" West along said line a distance of 262.09 feet to a 5/8" iron rod on the northeasterly right-of-way line of the Oregon Electric Railroad, now owned and operated by Genesee and Wyoming Railroad; thence South 16°34'20" East along said right-of-way line a distance of 322.19 feet to a 5/8" iron rod; thence leaving said right-of-way line South 87°43'58" East a distance of 330.00 feet to a 5/8" iron rod; thence North 2°16'02" East a distance of 479.67 feet to a 5/8" iron rod at the point of curvature of a 1939.38 foot radius non-tangent curve, having a radial bearing of North 10°01'05" East, also being a point on the southerly right-of-way line of Conser Road (County Road 34); thence along said southerly right-of-way line and said curve to the right, through a central angle of 4°20'52", an arc distance of 147.17 feet (the long chord bearing North 77°48'29" West 147.13 feet) to a 1/2" iron rod; thence continuing along said southerly right-of-way line North 75°38'03" West a distance of 185.71 feet to the Point of Beginning.

Containing 4.50 acres, more or less.

Bearings are based the Oregon North State Plane Coordinate System NAD83 2011 (Epoch 2010.0). Distances are ground distances, International Feet.

Flint Substation
Internal Parcel No: WAYA-0102
County and State: Yakima County, State of Washington
County Assessor number: 201116-43013 and 201116-43014

Legal Description:

Parcel A: That part of the West half of the Southwest quarter of the Southeast quarter of Section 16, Township 11 North, Range 20 East, W.M., lying South of the State Highway;
EXCEPT:
Beginning at the intersection of the South line of Buena Road and the West line of the Southwest quarter of the Southeast quarter;
thence South 250 feet;
thence East 225 feet;
thence North to Buena Road;
thence Northwesterly to the beginning.
AND EXCEPT
Right of way and vacated portion of right of way for Yakima Valley Highway to the South.

Situate in the County of Yakima, State of Washington

Parcel B: That part of the West half of the Southwest quarter of the Southeast quarter of Section 16, Township 11 North, Range 20 East, W.M., lying South of the State Highway, described as follows:
Beginning at the intersection of the South line of Buena Road and the West line of the Southwest quarter of the Southeast quarter;
thence South 250 feet;
thence East 225 feet;
thence North to Buena Road;
thence Northwesterly to the beginning.

Situate in the County of Yakima, State of Washington.

Swift #4
Internal Parcel No: WASK-0088
County and State: Skamania County, State of Washington
County Assessor number: APN/Parcel ID: 07050000180100, 07050000180200, 07050000180300, 07050000180400, 07050000180500, 07050000180600, 07050000180700, 07050000180800, 07050000180900, 07050000181000, 07050000181100, 07050000181200, 07050000181300, 07050000181400, 07050000181500, 07050000181600, 07050000181700, 07050000181800, 07050000181900, 07050000182000, 07050000182100, 07050000182200, 07050000182300, 07050000182400, 07050000182500, 07050000182600, 07050000182700, 07050000182800, 07050000182900, 07050000183100, 07050000180000, and 07050000183000.

Legal Description:

PARCEL I: 07-05-00-0-0-1801-00
A tract of land being the West Half of the Northwest Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL II: 07-05-00-0-0-1802-00
A tract of land being in the East half of the Northwest Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL III: 07-05-00-0-0-1803-00
A tract of land being the West Half of the Northeast Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL IV: 07-05-00-0-0-1804-00
A tract of land being the East Half of the Northeast Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL V: 07-05-00-0-0-1805-00
A tract of land being the West half of the Northwest Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL VI: 07-05-00-0-0-1806-00
A tract of land being the East Half of the Northwest Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL VII: 07-05-00-0-0-1807-00
A tract of land being the West Half of the Northeast Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL VIII: 07-05-00-0-0-1808-00
A tract of land being the East Half of the Northeast Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL IX: 07-05-00-0-0-1809-00
A tract of land being the West Half Southwest Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL X: 07-05-00-0-0-1810-00
A tract of land being the East Half of the Southwest Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XI: 07-05-00-0-0-1811-00
A tract of land being the West Half of the Southeast Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XII: 07-05-00-0-0-1812-00
A tract of land being the East Half of the Southeast Quarter of the Northwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XIII: 07-05-00-0-0-1813-00
A tract of land being the West Half of the Southwest Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XIV: 07-05-00-0-0-1814-00
A tract of land being the East Half of the Southwest Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XV: 07-05-00-0-0-1815-00
A tract of land being the West Half of the Southeast Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XVI: 07-05-00-0-0-1816-00
A tract of land being the East Half of the Southeast Quarter of the Northeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XVII: 07-05-00-0-0-1817-00
A tract of land located in the North Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southwest Quarter of Section 14;
Thence North 89° 48’ 47” East, along the North line of said Southwest Quarter, for a distance of 1061.44 feet, more or less, to the centerline of an existing road;
Thence along said centerline the following courses;
South 62° 34’ 53” East, for a distance of 218.51 feet;
Thence South 43° 20’ 16” East, for a distance of 231.67 feet;
Thence South 04° 53’ 19’ West, for a distance of 231.67 feet;

Thence South 44° 17’ 51” West, for a distance of 149.60 feet;
Thence South 50° 53’ 43” West, for a distance of 71.03 feet;
Thence leaving said centerline South 89° 48’ 47” West, for a distance of 1246.37 feet to a point on the West line of said Section 14;
Thence along said West line of Section 14, North 00° 21’ 25” East, for a distance of 234.20 feet;
Thence North 01° 21’ 00” East, for a distance of 418.35 feet to the Point of Beginning.

PARCEL XVIII: 07-05-00-0-0-1818-00
A tract of land in the North Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northeast corner of said Southwest Quarter of Section 14;
Thence South 00° 47’ 35” West, along the East line of said Southwest Quarter, for a distance of 659.68 feet;
Thence South 89° 48’ 47” West, for a distance of 1417.62 feet to a point on the centerline of said existing road;
Thence along said centerline the following courses;
North 50° 53’ 43” East, for a distance of 82.50 feet;
Thence North 44° 17’ 51” East, for a distance of 149.60 feet;
Thence North 04° 53’ 19” East, for a distance of 231.67 feet;
Thence North 43° 20’ 16” West, for a distance of 231.67 feet;
Thence North 62° 34’ 53” West, for a distance of 218.51 feet;
Thence North 89° 48’ 47” East, for a distance of 1591.41 feet to the Point of Beginning.

PARCEL XIX: 07-05-00-0-0-1819-00
A tract of land located in the West Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southwest Quarter of Section 14;
Thence South 00° 21’ 20” West, along the West line of said Southwest Quarter, for a distance of 418.35 feet;
Thence South 00° 21’ 25” West, along the West line of said Southwest Quarter, for a distance of 234.20 feet to the True Point of Beginning;
Thence North 89° 48’ 47” East, for a distance of 1246.37 feet to a point on the centerline of an existing road;
Thence along said centerline the following courses;
South 50° 53’ 43 West, for a distance of 11.46 feet;
Thence South 37° 27’ 15” West, for a distance of 330.67 feet;
Thence South 20° 39’ 32” West, for a distance of 146.47 feet;
Thence South 58° 08’ 02” West, for a distance of 97.88 feet;
Thence South 66° 13’ 05” West, for a distance of 144.85 feet;
Thence South 44° 10’ 11” West, for a distance of 219.26 feet;
Thence South 14° 49’ 35” East, for a distance of 79.02 feet;
Thence South 82° 15’ 08” East, for a distance of 333.30 feet;
Thence North 88° 38’ 10” East, for a distance of 94.39 feet;
Thence South 49° 17’ 21” East, for a distance of 127.45 feet;
Thence South 15° 37’ 10” East, for a distance of 43.96 feet;
Thence leaving said centerline North 89° 38’ 35” West, for a distance of 1175.21 feet to a point on the West line of said Section 14;
Thence North 00° 21’ 25” East, along said West line for a distance of 907.30 feet to the True Point of Beginning.

PARCEL XX: 07-05-00-0-0-1820-00
A tract of land in the North Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southwest Quarter of Section 14;
Thence South 00° 21’ 00” West, along the West line of said Southwest Quarter, for a distance of 418.35 feet;
Thence South 00° 21’ 25” West, for a distance of 234.20 feet;
Thence North 89° 48’ 47” East, for a distance of 1246.37 feet to a point on the centerline of an existing road;
Thence South 50° 53’ 43” West, for a distance of 11.46 feet to the True Point of Beginning;
Thence North 89° 48’ 47” East, for a distance of 1417.55 feet to the East line of said Southwest Quarter of Section 14;
Thence South 00° 47’ 35” West, along said East line, for a distance of 538.60 feet;
Thence South 89° 49’ 54” West, for a distance of 1907.77 feet to a point on the centerline of said existing road;
Thence along said centerline the following courses;
North 44° 10’ 11” East, for a distance of 41.67 feet;
Thence North 66° 13’ 05” East, for a distance of 144.85 feet;
Thence North 58° 08’ 02” East, for a distance of 97.88 feet;

Thence North 20° 39’ 32” East, for a distance of 146.47 feet;
Thence North 37° 27’ 15” East, for a distance of 330.67 feet to the Point of Beginning.

PARCEL XXI: 07-05-00-0-0-1821-00
A tract of land located in the Southwest Quarter of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Southwest corner of said Southwest Quarter of Section 14;
Thence North 00° 21’ 25” East, along the West line of said Southwest Quarter, for a distance of 1063.40 feet;
Thence South 89° 38’ 35” East, for a distance of 1175.21 feet, to a point on the centerline of an existing road;
Thence along said centerline the following courses;
South 15° 37’ 10” East, for a distance of 173.00 feet;
Thence South 29° 55’ 53” West, for a distance of 85.55 feet;
Thence south 71° 18’ 04” West, for a distance of 154.17 feet;
Thence South 58° 34’ 14” West, for a distance of 498.27 feet;
Thence leaving said centerline, South 00° 21’ 25” West, for a distance of 505.99 feet to a point on the South line of said Southwest Quarter;
Thence along said South line, South 89° 59’ 36” West, for a distance of 611.35 feet to the True Point of Beginning.

PARCEL XXII: 07-05-00-0-0-1822-00
A tract of land located in the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Southwest corner of said Southwest Quarter of Section 14;
Thence North 00° 21’ 25” East, along the West line of said Southwest Quarter, for a distance of 1063.40 feet;
Thence South 89° 38’ 35” East, for a distance of 1175.21 feet, to a point on the centerline of an existing road, said point being the True Point of Beginning;
Thence along said centerline the following courses;
North 15° 37’ 10” West, for a distance of 43.96 feet;
Thence North 49° 17’ 21” West, for a distance of 127.45 feet;
Thence South 88° 38’ 10” West, for a distance of 94.39 feet;
Thence North 82° 15’ 08” West, for a distance of 333.30 feet;
Thence North 14° 49’ 35” West, for a distance of 79.02 feet;
Thence North 44° 10’ 11” East, for a distance of 177.58 feet;
Thence leaving said centerline, North 89° 49’ 54” East, for a distance of 1234.50 feet;
Thence South 01° 20’ 37” East, for a distance of 143.51 feet;
Thence South 21° 01’ 42” West, for a distance of 202.34 feet;
Thence 00° 00’ 00” West, for a distance of 560.75 feet;
Thence South 90° 00’ 00” West, for a distance of 1249.92 feet to a point on said centerline of an existing road;
Thence along said centerline the following courses;
North 58° 34’ 14” East, for a distance of 436.04 feet;
Thence North 71° 18’ 04” East, for a distance of 154.17 feet;
Thence North 29° 55’ 53” East, for a distance of 85.55 feet;
Thence 15° 37’ 10” West, for a distance of 216.95 feet to the True Point of Beginning.
PARCEL XXIII: 07-05-00-0-0-1823-00
A tract of land located in the South Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Southwest corner of said Southwest Quarter of Section 14;
Thence North 89° 59’ 36” East, for a distance of 611.35 feet to the True Point of Beginning;
Thence North 00° 21’ 25” East, for a distance of 505.99 feet;
Thence North 58° 34’ 14” East, for a distance of 62.23 feet;
Thence North 90° 00’ 00” East, for a distance of 1564.69 feet;
Thence South 90° 00’ 00” East, for a distance of 538.24 feet to a point on the South line of said Southwest Quarter;
Thence South 89° 59’ 36” West, along said South line, for a distance of 1620.94 feet to the True Point of Beginning.

PARCEL XXIV: 07-05-00-0-0-1824-00
A tract of land located in the South Half of the Southwest Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:

Beginning at the Southwest corner of said Southwest Quarter of Section 14;
Thence North 89° 59’ 36” East, for a distance of 2232.29 feet to the True Point of Beginning;
Thence North 00° 00’ 00” East, for a distance of 538.24 feet;

Thence North 90° 00’ 00” West, for a distance of 314.77 feet;
Thence North 00° 00’ 00” West, for a distance of 560.75 feet;
Thence North 21° 01’ 42” East, for a distance of 202.34 feet;
Thence North 01° 20’ 37” West, for a distance of 143.51 feet;
Thence North 89° 49’ 54” East, for a distance 673.08 feet;
Thence North 77° 23’ 51” East, for a distance of 107.74 feet;
Thence South 00° 00’ 00” East, for a distance of 578.50 feet;
Thence North 90° 00’ 00” West, for a distance of 135.74 feet;
Thence South 01° 47’ 24” West, for a distance of 421.69 feet;
Thence South 08° 47’ 07” West, for a distance of 260.24 feet;
Thence South 34° 38’ 27” West, for a distance of 165.16 feet;
Thence South 63° 18’ 45” West, for a distance of 141.90 feet to a point on the South line of said Southwest Quarter;
Thence South 89° 59’ 36” West along said South line, for a distance of 123.36 feet to the True Point of Beginning.

PARCEL XXV: 07-05-00-0-0-1825-00
A tract of land located in the Northwest Quarter of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southeast Quarter of Section 14;
Thence North 89° 48’ 47” East, along the North line of said Southeast Quarter, for a distance of 1006.98 feet;
Thence South 13° 33’ 14” West, for a distance of 341.37 feet;
Thence South 00° 43’ 20” West, for a distance of 534.75 feet;
Thence South 31° 40’ 33” West, for a distance of 70.96 feet;
Thence North 89° 44’ 30” West, for a distance of 895.71 feet to a point on the West line of said Southeast Quarter;
Thence North 00° 47’ 35” East, along said West line, for a distance of 919.72 feet to the Point of Beginning.

PARCEL XXVI: 07-05-00-0-0-1826-00
A tract of land located in the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southeast Quarter of Section 14;
Thence North 89° 48’ 47” East, along the North line of said Southeast Quarter, for a distance of 1006.98 feet to the True Point of Beginning;
Thence North 89° 48’ 47” East, along said north line, for a distance of 507.63 feet;
Thence South 00° 17’ 45” West, for a distance of 1902.58 feet to a point on the centerline of an existing road;
Thence along said centerline the following courses;
South 81° 02’ 45” West, for a distance of 89.66 feet;
Thence North 60° 15’ 18” West, for a distance of 75.68 feet;
Thence North 44° 31’ 07” West, for a distance of 115.87 feet;
Thence North 20° 31’ 28” West, for a distance of 247.41 feet;
Thence North 01° 09’ 11” West, for a distance of 202.49 feet;
Thence North 20° 09’ 45” West, for a distance of 310.85 feet;
Thence North 53° 01’ 44” West, for a distance of 235.73 feet;
Thence North 31° 40’ 33” East, for a distance of 70.96 feet;
Thence leaving said centerline, North 00° 43’ 20” East, for a distance of 534.75 feet;
Thence North 13° 33’ 14” East, for a distance of 341.37 feet to the True Point of Beginning.

PARCEL XXVII: 07-05-00-0-0-1827-00
A tract of land located in the East Half of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southeast Quarter of Section 14;
Thence North 89° 48’ 47” East, along the North line of said Southeast Quarter, for a distance of 1514.62 feet to the True Point of Beginning;
Thence South 00° 17’ 45” West, for a distance of 1902.58 feet;
Thence North 74° 14’ 50” East, for a distance of 106.37 feet;
Thence South 85° 39’ 24” East, for a distance of 114.01 feet;
Thence North 81° 55’ 35” East, for a distance of 243.53 feet;
Thence North 00° 46’ 58” East, for a distance of 1849.82 feet to the North line of said Southeast Quarter;
Thence South 89° 48’ 47” West, along said North line, for a distance of 472.63 feet to the True Point of Beginning.

PARCEL XXVIII: 07-05-00-0-0-1828-00
A tract of land being the East Half of the Northeast Quarter of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

PARCEL XXIX: 07-05-00-0-0-1829-00
A tract of land located in the West Half of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Northwest corner of said Southeast Quarter of Section 14;
Thence South 00° 47’ 35” West along the West line of said Southeast Quarter, for a distance of 919.72 feet to the True Point of Beginning;
Thence South 89° 44’ 30” East, for a distance of 895.71 feet to a point on the centerline of an existing road;
Thence along said centerline the following courses;
South 53° 01’ 44” East, for a distance of 235.73 feet;
Thence South 20° 09’ 45” East, for a distance of 310.85 feet;
Thence South 01° 09’ 11” East, for a distance of 202.49 feet;
Thence south 20° 31’ 28” East, for a distance of 182.91 feet;
Thence leaving said centerline, North 90° 00’ 00” West, for a distance of 1158.10 feet;
Thence North 00° 00’ 00” West, for a distance of 556.32 feet;
Thence South 77° 23’ 51” West, for a distance of 107.74 feet to a point on the West line of said Southeast Quarter;
Thence North 00° 47’ 35” East, along said West line, for a distance of 278.27 feet to the True Point of Beginning.

PARCEL XXX: 07-05-00-0-0-1830-00
A tract of land located in the Southeast Quarter of the Southwest Quarter and the South half of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Southwest corner of the Southeast Quarter of Section 14;
Thence South 89° 59’ 36” West, along the South line of said Section 14, for a distance of 284.34 feet;
Thence North 63° 18’ 45” East, for a distance of 141.90 feet;
Thence North 34° 38’ 27” East, for a distance of 165.16 feet;
Thence North 08° 47’ 07” East, for a distance of 260.24 feet;
Thence North 01° 47’ 24” East, for a distance of 421.69 feet;
Thence North 90° 00’ 00” East, for a distance of 135.74 feet;
Thence North 00° 00’ 00” West, for a distance of 22.18 feet;
Thence North 90° 00’ 00” East, for a distance of 1158.10 feet to a point on the centerline of an existing road;
Thence along said centerline the following courses;
South 20° 31’ 28” East, for a distance of 64.50 feet;
Thence South 44° 31’ 07” East, for a distance of 115.87 feet;
Thence South 60° 15’ 18” East, for a distance of 75.68 feet;
Thence leaving said centerline, North 90° 00’ 00” West, for a distance of 642.37 feet;
Thence South 00° 00’ 00” East, for a distance of 719.77 feet to a point on the South line of said Section 14; thence South 89° 59’ 36” West, along the South line of said Section 14 for a distance of 810.28 feet to the Point of Beginning.

PARCEL XXXI: 07-05-00-0-0-1831-00
A tract of land located in the South Half of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington, more particularly described as follows:
Beginning at the Southwest corner of the Southeast Quarter of Section 14;
Thence South 89° 59’ 36” West, along the South line of said Section 14, for a distance of 810.28 feet to the True Point of Beginning;
Thence North 00° 00’ 00” West, a distance of 719.77 feet;
Thence North 90° 00’ 00” East, for a distance of 642.37 feet to a point on the centerline of an existing road;
Thence along said centerline the following courses;
North 81° 02’ 45” East, for a distance of 89.66 feet;
Thence North 74° 14’ 50” East, for a distance of 106.37 feet;
Thence South 85° 39’ 24” East, for a distance of 114.01 feet;
Thence leaving said centerline, North 81° 55’ 35” East, for a distance of 243.53 feet to a point on the West line of the East Half of the Southeast Quarter of the Southeast Quarter;
Thence South 00° 46’ 58” West, along said West line, for a distance of 788.11 feet to a point on the South line of said Section 14;
Thence South 89° 59’ 36” West, for a distance of 1177.34 feet to the True Point of Beginning.

PARCEL XXXII: 07-05-00-0-0-1800-00
A tract of land being the East Half of the Southeast Quarter of the Southeast Quarter of Section 14, Township 7 North, Range 5 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Catalina Substation
Internal Parcel No: ORCR-0026
County and State: Crook County, State of Oregon
County Assessor number: A portion of 1515000002001. Partition 2020-10, Parcel 1.

Legal Description:

PARCEL 1 OF PARTITION PLAT NO. 2020-10, RECORDED ON JULY 6, 2020 AS MF NO. 2020-301003, SAID LANDS ARE LOCATED IN THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 12, TOWNSHIP 15 SOUTH, RANGE 15 EAST, W.M., CROOK COUNTY, OREGON, CONTAINING 7.62 ACRES, MORE OR LESS.

Punkin to Flint 115kV - Howard
Internal Parcel No: WAYA-0103
County and State: Yakima County, State of Washington
County Assessor number: 201116-43015

Legal Description:

That part of the Southwest quarter of the Southeast quarter of Section 16, Township 11 North, Range 20 East, W.M., lying between a line drawn parallel with and 40 feet Northeasterly, when measured radially, from the Line Survey of SR 12, Buena to Zillah, and a line drawn parallel with and 75 feet Northeasterly, when measured radially, from the said Line Survey;

TOGETHER WITH that portion of vacated county right-of-way known as the South Knight Hill Road which accrues to said premises pursuant to Resolution recorded February 9, 1988 under Auditor's File No. 2822120, Records of Yakima County, Washington.

Weirich Substation
Internal Parcel No: ORLN-0098
County and State: Linn County, State of Oregon
County Assessor number: yet to be assigned

Legal Description:

PARCEL 1 OF PARTITION PLAT NO. 2021-14, RECORDED ON FEBRUARY 12, 2021 IN BOOK OF PARTITION PLATS AND AS DOCUMENT NO. 2021-3765, LINN COUNTY DEED RECORDS, IN THE STATE OF OREGON.

Juniper Ridge Service Center
Internal Parcel No: ORDE-0039
County and State: Deschutes County, State of Oregon
County Assessor number: yet to be assigned

Legal Description:

Lot 9 of Juniper Ridge Employment Subdistrict Phase 2, filed as CS20492 and recorded April 5, 2021 as Instrument No. 2021-021447, Deschutes County, Oregon.

Pony Express Substation (Expansion Parcel)
Internal Parcel No: UTUT-0273
County and State: Utah County, State of Utah
County Assessor Number: 59-007-0081

Legal Description:

FUTURE LOT 371, PHASE E, SUNSET FLATS

A TRACT OF LAND BEING SITUATE IN THE NORTHEAST QUARTER OF SECTION 7, TOWNSHIP 6 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, SAID TRACT OF LAND HAVING A BASIS OF BEARINGS OF SOUTH 89°25’50” EAST BETWEEN THE NORTH QUARTER AND THE NORTHEAST CORNER OF SAID SECTION 7, SAID TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH IS SOUTH 1374.37 FEET AND EAST 370.65 FEET FROM THE NORTH QUARTER OF SAID SECTION 7, AND RUNNING THENCE NORTH 89°59'16" EAST 382.13 FEET; THENCE SOUTH 20°14'35" EAST 30.80 FEET TO THE POINT OF A TANGENT 973.50 FOOT RADIUS CURVE TO THE RIGHT; THENCE ALONG SAID CURVE A DISTANCE OF 64.83 FEET THROUGH A CENTRAL ANGLE OF 03°48'57" (CHORD BEARS SOUTH 18°20'07" EAST 64.82 FEET); THENCE SOUTH 82°25'23" WEST 370.24 FEET TO THE POINT OF A NON-TANGENT 1085.00 FOOT RADIUS CURVE TO THE LEFT; THENCE ALONG SAID CURVE A DISTANCE OF 146.74 FEET THROUGH A CENTRAL ANGLE OF 07°44'56" (CHORD BEARS NORTH 18°21'14" WEST 146.63 FEET) TO THE POINT OF BEGINNING.

CONTAINS 43,758 SQUARE FEET OR 1.005 ACRES, MORE OR LESS.

Pony Express Substation (Expansion Parcel)
Internal Parcel No: UTUT-0273
County and State: Utah County, State of Utah
County Assessor Number: 59-007-0077, 59-007-0081

Legal Description:

BEGINNING AT A POINT WHICH IS SOUTH 89°25'50" EAST ALONG THE SECTION LINE A DISTANCE OF 383.36 FEET AND SOUTH 1331.03 FEET FROM THE NORTH QUARTER OF SECTION 7, TOWNSHIP 6 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, SAID POINT BEING AT THE SOUTHWEST CORNER OF GRANTEE’S PROPERTY, AND RUNNING THENCE SOUTH 89°32'04" EAST ALONG THE SOUTH LINE OF GRANTEE’S PROPERTY A DISTANCE OF 355.97 FEET; THENCE SOUTH 20°14'35" EAST 38.96 FEET; THENCE SOUTH 89°59'16" WEST 371.45 FEET; THENCE NORTH 02°54'35" EAST 39.57 FEET TO THE POINT OF BEGINNING.
CONTAINS 13,826 SQUARE FEET OR 0.317 ACRES, MORE OR LESS.

Aligned Energy Metering Station
Internal Parcel No: UTSL-1052
County and State: Salt Lake County, State of Utah
County Assessor Number: 27-05-400-034

Legal Description:

A portion of Parcel 27-05-400-034 described below:
ALIGNED METER STATION

LOCATED IN THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 3 SOUTH, RANGE 1 WEST S.L.B.&M.

BEGINNING AT A POINT NORTH 89°31'30” WEST 1033.16 FEET AND NORTH 1326.86 FEET FROM THE SOUTHEAST CORNER OF SECTION 5, TOWNSHIP 3 SOUTH, RANGE 1 WEST, S.L.B.&M. AND RUNNING THENCE NORTH 88°50'12” WEST 75.00 FEET; THENCE NORTH 01°09'48” EAST 120.00 FEET; THENCE SOUTH 88°50'12” EAST 75.00 FEET; THENCE SOUTH 01°09'48” WEST 120.00 FEET THE POINT OF BEGINNING.

CONTAINS: 9,000 SQ. FT.

Lee’s Creek Substation
Internal Parcel No: UTSL-1054
County and State: Salt Lake County, State of Utah
County Assessor Number: 07-27-301-004

Legal Description:

Parcel ‘E’ SLC Port GLC Plat “A” Subdivision Amended Amending Parcel ‘A’, Lots 3 & 4, an Official Plat in Salt Lake City, Salt Lake County, Utah.

Contains approximately 2.89 acres

Glen Carter Substation
Internal Parcel No: UTUT-0269
County and State: Utah County, State of Utah
County Assessor Number: 12-041-0009

Legal Description:

PERMANENT SITE LOCATION
METES AND BOUNDS DESCRIPTION FOR A PERMANENT SITE LOCATION, DESCRIBED HEREIN, AND LOCATED IN SECTION 8, TOWNSHIP 5 SOUTH, RANGE 1 EAST, A TRACT, DESCRIBED IN BOOK 3259, PAGES 812-813, UTAH COUNTY ASSESSOR’S OFFICE, UTAH, TO LEHI CITY CORPORATION, SAID PERMANENT SITE LOCATION BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:
BEGINNING at a calculated point within said tract, described in Book 3259, Pages 812-813, Utah County Assessor’s Office, Utah, for the POINT OF BEGINNING of the permanent site location described herein, from which the southeast corner of Section 8, bears South 85°55’27” East, a distance of 2,443.92 feet;
THENCE, over and across said tract, described in Book 3259, Pages 812-813, Utah County Assessor’s Office, Utah, the following five (5) courses and distances:
1) North, a distance of 20.00 feet to a calculated point,
2) East, a distance of 30.00 feet to a calculated point,
3) South, a distance of 30.00 feet to a calculated point,
4) West, a distance of 30.00 feet to a calculated point, and
5) North, a distance of 10.00 feet to the POINT OF BEGINNING.
Said permanent site location being a total area of 0.02 acres, more or less.

Pryor Mountain Substation
Parcel #: MTCA-0002
County and State: Carbon County, State of Montana
Tax ID: NA
Acreage: 10.00 ac

Legal Description:

A Tract of land located in the NW¼ of Section 9, Township 8 South, Range 25
East, M.P.M., Carbon County, Montana, more particularly described as Tract 1 of Certificate of Survey #2452 on file and of record in the office of the Carbon County Clerk and Recorder under document No. 380382.

Pryor Mountain Wind Common
Parcel #: MTCA-0003
County and State: Carbon County, State of Montana
Tax ID: 10027727301010000, 10027728103010000, 10027733101010000, 10027734202010000
Acreage: 680.00 ac

Legal Description:

Township 8 South, Range 25 East, of the Montana Principal Meridian, in Carbon County, MT
Section 27: E1/2NW1/4, NW1/4NW1/4, SW1/4
Tax ID: 10027727301010000

Township 8 South, Range 25 East, of the Montana Principal Meridian, in Carbon County, MT
Section 28: SE1/4NW1/4, SW1/4NE1/4, NW1/4SE1/4, NE1/4SW1/4
Tax ID: 10027728103010000

Township 8 South, Range 25 East, of the Montana Principal Meridian, in Carbon County, MT
Section 33: N1/2NE1/4, SE1/4NE1/4, N1/2NW1/4
Tax ID: 10027733101010000

Township 8 South, Range 25 East, of the Montana Principal Meridian, in Carbon County, MT
Section 34: NW1/4NW1/4
Tax ID: 10027734202010000

Snarr Substation additional property
Parcel #: UTSL-0153
County and State: Salt Lake County, Utah
Tax ID: 15013790130000
Acreage: 0.17

Legal Description:

Commencing at a point 6.5 rods South from the Northeast Corner of Lot 8, Block 26, Plat "A", Salt Lake City survey, and running thence South 3.5 rods; thence West 7.75 rods; thence North
3.5 rods; thence East 7.75 rods to the place of beginning.
Riverton Wyoming storage yard
Parcel #: WYFY-0200
County and State: Fremont County, Wyoming
Tax ID: R0032032 and R0032033
Acreage: 5.422 and 5.019

Legal Description:

Lots 3 and 4, Heritage Trail Industrial Subdivision to the City of Riverton, Fremont County, Wyoming.

IN WITNESS WHEREOF, PACIFICORP has caused this instrument to be signed by an Authorized Executive Officer of the Company, and The Bank of New York Mellon Trust Company, N.A. has caused this instrument to be signed by one of its Vice Presidents, all as of the day and year first above written.

PACIFICORP
By	/s/ Ryan Weems

Ryan Weems Vice President, and Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee
By	/s/ Nathan Turner

Nathan Turner Vice President

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of _________, 2021, before me, _________________________________, a Notary Public in and for the State of Oregon, personally appeared Ryan Weems, known to me to be Vice President and Assistant Treasurer of PACIFICORP, an Oregon corporation, who being duly sworn acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]

Notary Public, State of Oregon

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this ___ day of ________, 2021, by Nathan Turner, as a Vice President for The Bank of New York Mellon Trust Company, N.A.

(Signature of Notary Public - State of Florida)

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known _____ OR Produced Identification _____

Type of Identification Produced: